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                                                                     EXHIBIT 3.3

                   AMENDMENT TO AMENDED AND RESTATED AGREEMENT
                     AND CERTIFICATE OF LIMITED PARTNERSHIP
                                       of
                   CONSOLIDATED RESOURCES HEALTH CARE FUND II


         THIS AMENDMENT (this "Amendment") to the Amended and Restated Agreement of Limited Partnership (as amended to date, the "Partnership Agreement") of Consolidated Resources Health Care Fund II, a Georgia limited partnership (the "Partnership"), is made, signed and sworn to as of this 16th day of July 1998 among WelCare Service Corporation - II ("WSC"), as managing general partner of the Partnership, for itself and on behalf of the limited partners of the Partnership (the "Limited Partners"), WelCare Consolidated Resources Corporation of America, a Nevada corporation and the corporate general partner of the Partnership ("WCRCA"), and Consolidated Associates II, a Georgia general partnership and the general partner of the Partnership ("CA") for the purpose of amending the Partnership Agreement recorded in the office of the Clerk of Superior Court of Dekalb County, in accordance with the provisions of the Georgia Uniform Limited Partnership Act.

                                   WITNESSETH:

         WHEREAS, WCRCA has assigned its general partner interest in the Partnership to WSC and WSC has accepted such assignment and agreed to assume WCRCA's obligations with respect to the Partnership;

         WHEREAS, Section 11.06 of the Partnership Agreement provides that a general partner may transfer its interest without the consent of the Limited Partners to a person or persons, entity or entities, controlling or controlled by or under common control with such general partner who will agree to assume all obligations of such general partner with respect to the Partnership;

         WHEREAS, each of WSC and WCRCA is a wholly-owned subsidiary of Consolidated Partners Corporation, a Georgia corporation ("Parent");

         WHEREAS, WCRCA desires to withdraw as a general partner of the Partnership; and

         WHEREAS, the parties hereto desire to amend the Partnership Agreement to reflect the withdrawal of WCRCA from the Partnership and certain related matters.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Partnership Agreement is hereby amended to reflect the withdrawal of WCRCA as a general partner of the Partnership.




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         2.       Section 1.03 or the Partnership Agreement is hereby amended to read in its entirety: "The principal office of the Partnership shall be located at 3570 Keith Street, N.W., Cleveland, Tennessee 37312. The General Partners may from time to time change the Partnership's principal place of business to any other location by giving written notice of such change to the Limited Partners."

         3. Section 1.076 of the Partnership Agreement is hereby amended to read in its entirety: "'General Partner' or 'General Partners' shall mean WelCare Service Corporation - II or Consolidated Associates II, or any Person or Persons admitted to the Partnership as a General Partner pursuant to the provisions of this Agreement."

         4.       Section 1.0712 shall be amended and restated as follows:
"'Partner' shall mean any General Partner or Limited Partner."

         5. Each reference in the Partnership Agreement to "the General Partners" or "each General Partner" shall hereafter be deemed to refer to WSC and/or CA.

         6. Except as amended pursuant to the terms of this Amendment, the Partnership Agreement shall remain in full force and effect in accordance with its terms.

         7. If the business of the Partnership is conducted in jurisdictions in addition to the State of Georgia, then the parties agree that this Amendment shall exist under the laws of each such jurisdiction in which such business is actually conducted to the extent that it is necessary in order to do business in each such jurisdiction; otherwise the internal laws of the State of Georgia shall govern this Amendment.

         8. All of the terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that any such assignment is subject to the restrictions with respect thereto set forth in the Partnership Agreement.

         9. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties have sworn to and executed this
Amendment as of the date first written above.

                                     WELCARE SERVICE CORPORATION - II


                                     By:
----------------------------            ---------------------------------
Witness


----------------------------
Notary Public

                                     WELCARE CONSOLIDATED RESOURCES
                                     CORPORATION OF AMERICA


                                     By:
----------------------------            ---------------------------------
Witness


----------------------------
Notary Public

                                     CONSOLIDATED ASSOCIATES II
                                     By:      WelCare Consolidated Resources
                                              Corporation of America, Managing
                                              Partner

                                     By:
----------------------------            ---------------------------------
Witness


----------------------------
Notary Public

                                     All Limited Partners admitted as Limited
                                     Partners to the Partnership pursuant to
                                     Powers of Attorney executed in favor
                                     of, and delivered to, each of the General
                                     Partners.

                                     By:      WelCare Service Corporation - II,
                                              Managing General Partner

                                     By:
----------------------------            ---------------------------------
Witness


----------------------------
Notary Public